UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2002

NEXIQ TECHNOLOGIES, INC.
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(Exact Name of Registrant as Specified in its Charter)

New Hampshire
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(State or Other Jurisdiction of Incorporation)

0-19717 (Commission File Number)	02-0218767 (IRS Employer Identification Number)

6405 Nineteen Mile Road Sterling Heights, MI (Address of Principal Executive Offices)	48314 (Zip Code)

(586) 731-6410
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.      OTHER EVENTS

On October 11, 2002, NEXIQ Technologies, Inc., a New Hampshire corporation (the "Company"), issued a press release announcing that the Company and certain of its subsidiaries had filed a voluntary petition for reorganization under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division. The Company announced that the purpose of the filing is to conduct and consummate a sale of significantly all of the Company's operations on an expedited basis.

On November 4, 2002, the Company filed a motion with the Court seeking approval of certain procedures regarding the sale of substantially all of its assets. By an Order dated November 14, 2002, the Court granted the Company's motion for an order establishing uniform bidding procedures and approving the form and manner of notice for the sale of substantially all assets of the individual debtors free and clear of liens, encumbrances and interests. The full text of the order of the court is attached hereto as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXIQ TECHNOLOGIES, INC.
December 11, 2002	By:/s/Kevin F. Kelly Kevin F. Kelly Vice President and Chief Financial Officer

EXHIBIT LISTING AND INDEX

Exhibit No.	Description

99	Order of the Honorable Walter Shapero, United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, dated November 14, 2002 establishing uniform bidding procedures and approving the form and manner of notice for the sale of substantially all assets of individual debtors free and clear of liens, encumbrances, and interests.